For information, contact:
Craig Dynes, CFO
Pegasystems Inc.
(617) 866-6020
Craig.Dynes@pega.com

Pegasystems Announces Another Record Revenue Quarter of $42.0 Million and Net Earnings of $3.5 Million for the Third Quarter

Year-to-Date Revenue Grows 28% from Prior Year

CAMBRIDGE, Mass. - November 5, 2007 - Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM), today announced results for the third quarter 2007. Total revenue for the quarter was $42.0 million, up 18% from the second quarter of 2007 and up 25% from the third quarter of 2006. License revenue increased 33% to $13.7 million from the second quarter of 2007 and 61% from the third quarter of 2006. Services revenue increased 12% to $28.3 million from the second quarter of 2007 and 13% from the third quarter of 2006.

Net income for the third quarter of 2007 was $3.5 million, compared to $0.6 million for the second quarter of 2007 and compared to a net loss of $0.4 million in the third quarter of 2006. Through the first nine months of 2007, the Company generated $18.1 million in cash flow from operations and ended the period with $145.2 million in cash and short-term investments.

The following table shows selected financial information for the three and nine months ended September 30, 2007 and 2006.

(In millions, except per share data and percentages)
Three months ended September 30,			Nine months ended September 30,
2007	2006		2007	2006
--------	--------		--------	--------
Total Revenue	$ 42.0	$ 33.5	$115.2	$ 90.1
License Revenue	$ 13.7	$ 8.5	$ 36.2	$ 22.3
% of Total Revenue	33%	25%	31%	25%
Services Revenue	$ 28.3	$ 25.0	$ 79.0	$ 67.7
% of Total Revenue	67%	75%	69%	75%
Gross Profit	$ 26.3	$ 18.4	$ 69.6	$ 49.7
Income/Loss from Operations	$ 3.0	$(2.1)	$ 1.8	$ (7.8)
Net Income (Loss)	$ 3.5	$ (0.4)	$ 5.2	$ (1.6)
Earnings (Loss) per Share, Basic	$ 0.10	$(0.01)	$ 0.14	$ (0.04)
Earnings (Loss) per Share, Diluted	$ 0.09	$(0.01)	$ 0.14	$ (0.04)

Alan Trefler, Pegasystems founder and CEO, commented, "We are very pleased with our results for the third quarter, which reflect strong, balanced growth and progress on our strategic initiatives. During the quarter, we closed significant new business with existing customers, continuing to drive growth with our target account strategy. As examples, two large UK government agencies, each with over 10,000 users, and one of the leading global players in financial services significantly expanded their use of Pegasystems products to meet additional business needs across operations and departments. We also won important new customers around the world, including one of the largest life insurers in the United States; the largest bank in Canada; one of the largest commercial banks in Western Europe; and a leading provider of customer relationship management and credit collection services with over 100 different customers in 28 countries."

"Our target industries - insurance, banking and financial services, and healthcare - and the customer relationship management, or CRM, market all performed well for us during the quarter, confirming the value of our content-rich industry frameworks and robust, out-of-the-box CRM offering," Trefler continued. "Seventeen of our customers' BPM project implementations were completed and went live, several of them in weeks, not months."

Craig Dynes, Pegasystems' CFO, added, "Our current financial statements show strong, steady improvement, with license revenue, services revenue, and gross profit all exhibiting solid year-over-year and quarter-to-quarter growth. We're pleased with these financial results in light of the concern and uncertainty that the sub-prime mortgage problems have caused in the financial services sector."

Messrs. Trefler and Dynes will be hosting a conference call and live Webcast associated with this announcement at 8:30 a.m. ET on November 6, 2007. Dial-in information is as follows: (877) 397-0286 (domestic) or (719) 325-4907 (international).

To listen to the webcast, log onto http://www.pega.com at least 5 minutes prior to the event's broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on http://www.pega.com in the Investor Relations section Audio Archives link.

Forward-Looking Statements
Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, our expected revenue, profitability and cash flow from operations in 2007. The word continue and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, without limitation, variation in demand and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the level of software renewals, our ability to develop new products and evolve existing ones, the impact on our business of the ongoing consolidation in the financial services and healthcare markets, our ability to attract and retain key personnel, reliance on key third party relationships and management of the Company's growth. Further information regarding these and other factors which could cause the Company's actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company's Quarterly Report on Form 10-Q for the third quarter of 2007 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company's views as of November 6, 2007. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company's view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company's view as of any date subsequent to November 6, 2007.

About Pegasystems

Pegasystems (NASDAQ: PEGA), the leader in Business Process Management, provides software to drive revenue growth, productivity and agility for the world's most sophisticated organizations. Customers use our award-winning SmartBPM® Suite to improve customer service, reach new markets and boost operational effectiveness.

Our patented SmartBPM technology makes enterprise applications easy to build and change by directly capturing business objectives and eliminating manual programming. SmartBPM unifies business rules and processes into composite applications that leverage existing systems -- empowering businesspeople and IT staff to Build for Change®, deliver value quickly and outperform their competitors.

Pegasystems' suite is complemented by best-practice frameworks designed for leaders in financial services, insurance, healthcare, government, life sciences, communications, manufacturing and other industries.

Headquartered in Cambridge, MA, Pegasystems has offices in North America, Europe and Asia. Visit us at www.pega.com.

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share-related data)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$ 21,960	$ 26,008
Short-term investments	123,255	101,750

Total cash and short-term investments	145,215	127,758
Trade accounts receivable, net of allowance for doubtful accounts of $365 in 2007 and 2006	33,403	31,985
Short-term license installments	16,494	21,790
Other current assets	8,601	9,065

Total current assets	203,713	190,598

Long-term license installments, net of unearned interest income	9,180	17,458
Equipment and improvements, net of accumulated depreciation and amortization	3,683	2,453
Computer software for internal use, net of accumulated amortization	702	1,054
Long-term deferred tax assets and other assets	6,135	99
Goodwill	2,346	2,346

Total assets	$ 225,759	$ 214,008

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued payroll related expenses	$ 11,324	$ 11,770
Accounts payable and accrued expenses	11,332	14,474
Deferred revenue	18,205	17,062
Current portion of capital lease obligation	-	63

Total current liabilities	40,861	43,369

Long-term deferred income taxes	-	2,344
Income taxes payable and other long-term liabilities	11,252	2,137

Total liabilities	52,113	47,850

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value, 70,000,000 shares authorized; 36,219,830 and 35,308,978 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	362	353
Additional paid-in capital	124,201	118,027
Stock warrants	94	94
Retained earnings, including the cumulative effect of ($1,490) for the adoption of a new accounting pronouncement at January 1, 2007 (see footnote 4)	46,989	46,549
Accumulated other comprehensive income (loss):
Net unrealized loss on investments available-for-sale	(58)	(343)
Foreign currency translation adjustments	2,058	1,478

Total stockholders' equity	173,646	166,158

Total liabilities and stockholders' equity	$ 225,759	$ 214,008

PEGASYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenue:
Software license	$ 13,737	$ 8,543	$ 36,165	$ 22,341
Services	28,304	24,981	79,028	67,712

Total revenue	42,041	33,524	115,193	90,053

Cost of revenue:
Cost of software license	-	-	-	32
Cost of services	15,721	15,167	45,605	40,302

Total cost of revenue	15,721	15,167	45,605	40,334

Gross profit	26,320	18,357	69,588	49,719

Operating expenses:
Research and development	6,768	5,610	19,333	16,694
Selling and marketing	12,800	11,619	36,216	31,602
General and administrative	3,795	3,187	12,265	9,209

Total operating expenses	23,363	20,416	67,814	57,505

Income (loss) from operations	2,957	(2,059)	1,774	(7,786)

Installment receivable interest income	291	501	849	1,402
Other interest income, net	1,749	1,352	4,933	3,951
Other income, net	157	216	235	864

Income (loss) before provision for income taxes	5,154	10	7,791	(1,569)

Provision for income taxes	1,644	420	2,614	11

Net income (loss)	$ 3,510	$ (410)	$ 5,177	$ (1,580)

Earnings (loss) per share, basic	$ 0.10	$ (0.01)	$ 0.14	$ (0.04)
Earnings (loss) per share, diluted	$ 0.09	$ (0.01)	$ 0.14	$ (0.04)

Weighted average number of common shares outstanding, basic	36,225	35,249	35,751	35,439
Weighted average number of common shares outstanding, diluted	38,542	35,249	38,081	35,439

Dividends per share	$ 0.03	$ 0.03	$ 0.09	$ 0.06

PEGASYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Nine months ended September 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$ 5,177	$ (1,580)
Adjustment to reconcile net income (loss) to cash flows from operating activities:
Stock option income tax benefits	(1,587)	(402)
Deferred income taxes	1,230	(619)
Depreciation, amortization, and other non-cash items	1,886	1,556
Stock-based compensation expense	1,251	1,136
Change in operating assets and liabilities:
Trade accounts receivable and license installments	12,159	17,605
Other current assets	417	151
Accounts payable and accrued expenses	(4,173)	3,769
Deferred revenue	1,142	(2,001)
Other long-term assets and liabilities	640	599

Cash flows from operating activities	18,142	20,214

Cash flows from investing activities:
Purchase of investments	(68,835)	(54,161)
Maturing and called investments	37,718	39,575
Sale of investments	8,919	-
Investment in software, equipment and improvements	(2,345)	(1,717)

Cash flows from investing activities	(24,543)	(16,303)

Cash flows from financing activities:
Payments under capital lease obligation	(63)	(77)
Exercise of stock options	8,904	2,780
Tax benefit from vested stock options	1,587	402
Proceeds from the sale of stock under Employee Stock Purchase Plan	82	102
Dividend payments to shareholders	(3,208)	(1,067)
Repurchase of common stock	(5,642)	(6,818)

Cash flows from financing activities	1,660	(4,678)

Effect of exchange rate on cash and cash equivalents	693	246

Net decrease in cash and cash equivalents	(4,048)	(521)

Cash and cash equivalents, beginning of period	26,008	21,314

Cash and cash equivalents, end of period	$ 21,960	$ 20,793

Supplemental disclosures of cash flow information:
Cash paid during the year-to-date period for:
Interest	$ 5	$ 12
Income taxes	$ 1,516	$ 1,053
Non-cash financing activity:
Dividends payable	$ 1,099	$ 1,056

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